Exhibit 5.1
[WSGR Letterhead]
December 10, 2007
Omniture, Inc.
550 East Timpanogas Circle
Orem, Utah 84097

Re:	Amendment No. 1 to the Registration Statement on Form S-4
     Ladies and Gentlemen:
     We have examined Amendment No. 1 to the Registration Statement on Form S-4 filed by you with the Securities and Exchange Commission, Registration Number 333-147597 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of shares (the “Shares”) of your common stock, par value $0.001 per share, to be issued in connection with the merger of Voyager Acquisition Corp, a Delaware corporation and your direct wholly-owned subsidiary (“Merger Sub”) with and into Visual Sciences, Inc., a Delaware corporation, as described in the Registration Statement (the “Transaction”) and as contemplated by the Agreement and Plan of Reorganization, dated Octobet 25, 2007 by and among you, Merger Sub and Visual Siences, Inc. (the “Merger Agreement”). As your counsel in connection with the Transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance of the Shares in the Transaction.
     Based upon the foregoing and subject to the qualifications set forth below, it is our opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate action on your part and, upon issuance, delivery and payment therefor in the manner contemplated by the Merger Agreement and the Registration Statement, the Shares will be validly issued and the Shares will be fully paid and non-assessable.

Omniture, Inc.

December 10, 2007
     We are members of the bar of the State of California. We do not express any opinion on any laws other than the laws of the State of California, the General Corporation Law of the State of Delaware, and the federal securities laws of the United States of America.
     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name whenever appearing in the Registration Statement and any amendments thereto.
Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati